                                                                   Exhibit 10.41

                        PURCHASE AND ASSIGNMENT AGREEMENT
                              (Accounts Receivable)

      THIS PURCHASE AND ASSIGNMENT AGREEMENT ("Agreement") is made as of the 31st day of December, 2002, by and between VORNADO CRESCENT CARTHAGE AND KC QUARRY L.L.C., a Delaware limited liability company ("Purchaser"), and AMERICOLD LOGISTICS, LLC, a Delaware limited liability company ("Seller").

                              W I T N E S S E T H:

      WHEREAS, Seller is entitled to receive payments from third parties ("Obligors") with respect to certain accounts receivable of Seller in the amount of $5,720,000 as more specifically identified on Schedule A attached hereto and made a part hereof (the "Accounts Receivable"); and

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interest in the Accounts Receivable pursuant to the terms of this Agreement.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Assignment and Acceptance. Seller hereby sells, assigns, transfers, and conveys to the Purchaser all of the Seller's right, title, and interest in, to, and under the Accounts Receivable and all proceeds therefrom. Purchaser hereby accepts the sale, assignment, transfer, and conveyance of the Seller's right, title, and interest in, to, and under the Accounts Receivable. Seller covenants and agrees that it shall take such actions (including, but not limited to, the execution and delivery upon demand, from time to time, of further instrument(s) or document(s) as requested by Purchaser) which are reasonably necessary to effect the sale and assignment to Purchaser of the Accounts Receivable. It is the intention of the parties hereto that the provisions of this Agreement constitute the purchase and sale of all of Seller's right, title and interest in and to the Accounts Receivable, and not a loan secured by the Accounts Receivable.

      2. Purchase Price. As payment in full for the Accounts Receivable being sold and assigned hereby, Purchaser shall pay to Seller Five Million Six Hundred Thousand Dollars ($5,600,000) in cash by wire transfer of immediately available funds at closing on the date hereof.

      3. Collection of Accounts Receivable. Seller shall act as an agent for Purchaser to collect amounts due from the Obligors with respect to the Accounts Receivable. At Seller's expense, Seller shall use good faith, commercially reasonable efforts consistent with past practice to collect the cash proceeds pertaining to the Accounts Receivable in a timely manner and shall promptly (within 2 business days) remit such cash collections to Purchaser upon receipt by Seller.

      4. Non-Recourse. Purchaser acknowledges that, except as set forth in
Section 5 below, the sale and assignment of the Accounts Receivable is without recourse and without any representation or warranty of any nature. Except for Seller's obligations pursuant to Section 3 above, Purchaser acknowledges that Seller shall have no obligation whatsoever with respect to payment of the underlying obligations of the Obligors which are the basis for the Accounts Receivable.

      5. Representations and Warranties of Seller.

            5.1 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted.

            5.2 Power and Authority; Due Authorization. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Seller has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other proceedings shall then be necessary. Assuming that this Agreement constitutes a valid and binding agreement of the Purchaser, this Agreement constitutes, or will constitute when executed and delivered, a valid and binding agreement of Seller, in each case enforceable in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

            5.3 No Conflicts. The execution and delivery by the Seller of this Agreement does not, and the performance by the Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of organization or operating agreement of the Seller,

                  (b) conflict with or result in a violation or breach of any term or provision of any laws, statutes, rules, regulations, ordinances, other pronouncements having the effect of law, writs, judgments, decrees, injunctions or similar orders of any governmental entity, applicable to the Seller or the Accounts Receivable, or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require the Seller to obtain any consent, approval or action of, make any filing with or give any notice to any person (other than the Purchaser) as a result or under the terms of, any agreement or license to which the Seller is a party or by which the Accounts Receivable are bound.

      5.4 Ownership of Accounts Receivable. The Accounts Receivable are owned beneficially and of record by the Seller free and clear of any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

            5.5 Quality of Accounts Receivable. The Accounts Receivable have arisen in the ordinary course of business and represent bona fide claims of the Seller against the Obligors for sales made or services rendered or other charges arising on or before the date hereof. The Accounts Receivable are not subject to valid claims of set-off or other defenses or counterclaims, and are collectible in the ordinary course of business, without resort to litigation or extraordinary collection activity. The parties acknowledge and agree that Seller makes no representation or warranty whatsoever with respect to the credit quality of any Obligor.

      6. Representations and Warranties of Purchaser.

            6.1 Organization and Authority of Purchaser. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all necessary power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted.

            6.2 Power and Authority; Due Authorization. Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Purchaser has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other proceedings shall then be necessary. Assuming that this Agreement constitutes a valid and binding agreement of the Seller, this Agreement constitutes, or will constitute when executed and delivered, a valid and binding agreement of Purchaser, in each case enforceable in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

            6.3 No Conflicts. The execution and delivery by the Purchaser of this Agreement does not, and the performance by the Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of organization or operating letter agreement of the Purchaser,

                  (b) conflict with or result in a violation or breach of any term or provision of any laws, statutes, rules, regulations, ordinances, other pronouncements having the effect of law, writs, judgments, decrees, injunctions or similar orders of any governmental entity, applicable to the Purchaser, or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any person (other than the Seller) as a result or under the terms of, any agreement or license to which the Purchaser is a party.

      7. Miscellaneous.

            7.1 Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

            7.2 Modification. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

            7.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

            7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.5 Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery") or mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to Seller:               AmeriCold Logistics, LLC
                            10 Glenlake Parkway, Suite 800
                            Atlanta, Georgia 30328
                            Attn: Chief Financial Officer
                            Telefax: (678)  441-6852

If to Purchaser:            Vornado Crescent Carthage and KC Quarry L.L.C.
                            c/o Vornado Realty Trust
                            210 Route 4 East
                            Paramus, New Jersey 07652
                            Attn: Joseph Macnow
                            Telefax: (201) 843-2198

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which Purchaser is open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

            7.6 Governing Law and Submission to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to otherwise applicable principles of conflicts of laws.

            7.7 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Seller and Purchaser, any rights or remedies hereunder.

            7.8 Construction. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction. Section or paragraph headings are employed herein solely for convenience of referenced, and such headings shall not be used in construing any term or provision of this Agreement. All references herein to "section" or "paragraph" shall mean the appropriate numbered section or paragraph of this Agreement except where reference is particularly made to some other instrument or document.

            7.9 Assignment. The obligations and rights of Seller under this Agreement shall not be assigned or otherwise transferred and any such assignment or transfer in violation hereof shall be void and of no effect. The obligations and rights of Purchaser may be further assigned or transferred by Purchaser, provided that any transferee specifically agrees to be bound by the terms and conditions of this Agreement.

            7.10 Survival of Representations and Warranties; Breach of Warranty. The representations and warranties set forth in this Agreement shall survive the Closing for a period of one year and thereafter such representations and warranties shall be null and void with no further force and effect, except in respect of a claim made prior to the expiration of such period. In the event that either party breaches any representation or warranty contained in this Agreement, the non-breaching party shall be entitled to collect from the breaching party pre-judgment interest at a rate of ten percent (10%) per annum from the date of the breach in addition to any damages resulting from such breach.

                       [Signatures are on following page]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 PURCHASER:

                                 VORNADO CRESCENT CARTHAGE AND
                                 KC QUARRY L.L.C.


                                 By: Vornado Carthage and KC Quarries TRS Inc.,
                                     its managing member

                                     By: /s/ Joseph Macnow
                                         --------------------------------------
                                     Name:  Joseph Macnow
                                           ------------------------------------
                                     Title: Executive Vice President-Finance
                                            and Administration
                                            -----------------------------------



                                 SELLER:

                                 AMERICOLD LOGISTICS, LLC

                                 By: /s/ Joseph Macnow
                                    -------------------------------------------
                                 Name:  Joseph Macnow
                                      -----------------------------------------
                                 Title: Executive Vice President-Finance
                                        and Administration
                                        ---------------------------------------

                                   SCHEDULE A

                           List of Accounts Receivable

See attached pages.